Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements of Heritage Insurance Holdings, Inc. on Form S-3 (333-277933) and Form S-8 (333-287960, 333-197906 and 333-272474) of our report dated March 12, 2026 with respect to the consolidated financial statements, which appear in Heritage Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 12, 2026